UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2003

Silicon Storage Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 0-26944

California	77-0225590
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1171 Sonora Court
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 735-9110
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9.   Regulation FD Disclosure.

In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition," is instead furnished under "Item 9. Regulation FD Disclosure."

On July 23, 2003, Silicon Storage Technology, Inc. issued a press release announcing its results for the three months ended June 30, 2003. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Silicon Storage Technology, Inc.

By:	/s/ Jeffrey L. Garon

Jeffrey L. Garon
Vice President Finance & Administration, Chief Financial Officer and Secretary

Dated: July 23, 2003

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press Release, dated July 23, 2003, entitled "SST Reports Second Quarter 2003 Financial Results."